Exhibit 23.3

We consent to the use in this Registration Statement on Form S-1 of Electronic Cigarettes International Group, Ltd. (formerly known as Victory Electronic Cigarettes Corporation) of our report dated March 19, 2014, relating to our audit of the financial statements of Fin Branding Group, LLC appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Crow Shields Bailey, PC

Mobile, Alabama

July 28, 2014